Exhibit 99.1

FOR IMMEDIATE RELEASE

HC2 PORTFOLIO COMPANY GLOBAL MARINE AWARDED FIVE-YEAR CONTRACT EXTENSION FOR THE ATLANTIC CABLE MAINTENANCE AGREEMENT

New York, January 18, 2017 (GlobeNewswire) - HC2 Holdings, Inc. (“HC2”) (NYSE MKT: HCHC), a diversified holding company, announced today that Global Marine Systems Limited (“Global Marine”), the world leader in subsea cable system design, installation and maintenance, and an operating subsidiary of HC2, has been awarded the renewal of the Atlantic Cable Maintenance Agreement (ACMA), alongside its Atlantic partner for maintenance services, Orange Marine. The new contract began January 1, 2017, and runs for five years, through to December 2021.

“The extension of the ACMA contract demonstrates the considerable value Global Marine’s steady maintenance business delivers to HC2 and its shareholders,” said Philip Falcone, HC2’s Chairman, Chief Executive Officer and President. “Through Global Marine, we play an important role in ensuring that communications and power continue to flow smoothly across a vast region of ocean.”

ACMA is a non-profit cooperative subsea maintenance agreement consisting of 60+ members. ACMA members are companies responsible for the operations and maintenance of undersea communications and power cables, as well as Oil & Gas Platform operators, in the Atlantic, North Sea and Southeastern Pacific Ocean. Global Marine has delivered maintenance services across the Atlantic since the first cable was laid in the 19th century and has been a key supporter of ACMA since its inception in 1965. Global Marine currently delivers maintenance support in three of the six zone agreements globally.

Global Marine’s dedicated maintenance vessels, the Wave Sentinel and Pacific Guardian, will be servicing ACMA17 from their respective bases in Portland, UK and Curacao in the Netherlands Antilles. Both vessels are fitted with powerful remotely operated vehicles, the Atlas and ST200 series respectively, which offer flexible, effective solutions for monitoring, cutting and burying cable.

Global Marine has played a pioneering role in the development of undersea cable repair and maintenance solutions for well over a century, having performed approximately 33 percent of all maintenance operations on fiber optic cables globally. The Company is a founding and current member of the Universal Joint Consortium, an international cross-industry body supporting the manufacturers and consumers of Universal Joint and Universal Coupling technology. Global Marine remains at the forefront of this vital part of the industry through its well-renowned training school utilized by many of the key telecom installation and maintenance companies and cable manufacturers around the world.

“We appreciate the confidence placed in us by the Atlantic Cable Maintenance Agreement members and look forward to ensuring that their cables are effectively protected,” said John Walters, Maintenance Director, Global Marine. “The resilience of communication networks throughout the Atlantic and Western South America is critically important to companies and consumers alike, and Global Marine is proud to again be of service to maintain these vital connections.”

Mr. Walters continued, “The contract award is again a vote of confidence in the zone model, where quality of service and vessel availability are the priority of customers and the service provider, and where members are able to participate in the development of the service offering for the future.”

“We trust the Global Marine and Orange Marine solution,” said Alasdair Wilkie, Chairman, ACMA. “Over decades, the two companies have repeatedly demonstrated their pedigree and experience in this highly specialized area.”

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE MKT: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across seven reportable segments, including Manufacturing, Marine Services, Utilities, Telecommunications, Life Sciences, Insurance and Other. HC2's largest operating subsidiaries include DBM Global Inc., a family of companies providing fully integrated structural and steel construction services, and Global Marine Systems Limited, a leading provider of engineering and underwater services on submarine cables. Founded in 1994, HC2 is headquartered in New York, New York.

Learn more about HC2 and its portfolio companies at www.hc2.com.

About Global Marine Systems

Global Marine Systems Limited, an operating subsidiary of HC2 Holdings, Inc., is a leading provider of engineering and underwater services, responding to the subsea cable installation, maintenance and burial requirements of its customers around the world. With a fleet of vessels and specialized subsea trenching and burial equipment, the company has a 165-year legacy in deep and shallow water cable operations.

Global Marine’s primary markets include telecommunications, renewable energy and power, oil and gas, as well as deep sea research. Global Marine holds the RoSPA Order of Distinction in recognition of 17 consecutive years of outstanding occupational health and safety results. Global Marine has two longstanding joint ventures in China, S.B. Submarine Systems and Huawei Marine Networks, and acquired the offshore renewables specialist CWind in 2016. For more information on Global Marine, please visit our website at www.globalmarinesystems.com

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. The forward-looking statements in this press release include without limitation statements regarding our expectation regarding building shareholder value. Such statements are based on the beliefs and assumptions of HC2's management and the management of HC2's subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions; the ability of HC2's subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2 common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; effects of litigation, indemnification claims, and other contingent liabilities; changes in regulations and tax laws; and risks that may affect the performance of the operating subsidiaries and portfolio companies of HC2. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

For information on HC2 Holdings, Inc., please contact:

Andrew G. Backman
Managing Director
Investor Relations & Public Relations
abackman@hc2.com
212-339-5836